SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2011

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 11, 2011, Saratoga Resources, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with multiple accredited investors for the private placement (the “Offering”) of, and on July 12, 2011 the Company sold, 5,650,000 shares of the Company’s $0.001 par value common stock (the “Shares”) at a price of $5.00 per Share. Net proceeds to the Company from the sale of the Shares were approximately $27.3 million and, together with the proceeds from the sale of Notes (defined below), were used for general corporate purposes, including the repayment in full of the Company’s existing credit facilities with Wayzata Investment Partners, LLC (“Wayzata”).

Imperial Capital, LLC acted as placement agent with respect to certain of the Shares sold to U.S. investors and Prosdocimi Limited acted as placement agent with respect to Shares sold to non-U.S. investors.

The securities were issued in reliance upon an exemption from registration afforded pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering of securities.  The securities were offered solely to a limited number of accredited investors without public solicitation and the securities issued in the offering are subject to resale restrictions, including the placement of restrictive legends on the certificates evidencing the Shares.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2.

Investor Rights Agreement

Pursuant to the terms of an Investor Rights Agreement entered into with Blackstone / GSO Capital Solutions Fund LP and Blackstone / GSO Capital Solutions Overseas Master Fund LP (together, the “Blackstone Funds”), the Company granted to the Blackstone Funds rights to appoint two observers to receive notice of, and attend as non-voting observers, all meetings of the Company’s board of directors and committees of the Company’s board of directors so long as the Blackstone Funds hold, together, 1,000,000 or more shares of the Company’s common stock.

The foregoing is a summary of the terms of the Investor Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.3.

Indenture and Notes

On July 7, 2011, the Company and the several wholly-owned subsidiaries of the Company (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Imperial Capital, LLC (the “Initial Purchaser”), relating to the issuance and sale of $127.5 million in aggregate principal amount of the Company’s 12.5% Senior Secured Notes due 2016 (the “Notes”). The Notes we sold at 98.221% of par. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act. The Notes were resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside of the U.S. pursuant to Regulation S.

The Notes were issued pursuant to an indenture, dated July 12, 2011 (the “Indenture”), among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes are the senior secured obligations of the Company and are fully and unconditionally guaranteed on a senior secured basis by the Guarantors and will rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness.

Interest and Maturity

The Notes will mature on July 1, 2016, and interest is payable on the Notes on January 1 and July 1 of each year, commencing January 1, 2012.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after January 1, 2014 at the redemption prices specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to January 1, 2014. Within each twelve-month period commencing on July 12, 2012 and ending January 1, 2014, the Company may also redeem up to 10% of the aggregate principal amount of the Notes at a price equal to 106.25% of the principal amount thereof, plus accrued and unpaid interest.  In addition, the Company may redeem up to 35% of the Notes prior to January 1, 2014 under certain circumstances with the net cash proceeds from certain equity offerings and at a price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiaries to: (i) transfer or sell assets; (ii) make loans or investments; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) incur or guarantee additional indebtedness or issue disqualified capital stock; (v) create or incur certain liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) consummate a merger, consolidation or sale of all or substantially all of our assets; (viii) enter into transactions with affiliates; and (ix) engage in business other than the oil and gas business. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company or any of its restricted subsidiaries to comply for 60 days after notice with certain provisions under the Indenture; (v) default under any mortgage, indenture or similar instrument of indebtedness of the Company or any of its restricted subsidiaries, if the indebtedness aggregates $5 million or more, and that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period for such indebtedness or (b) results in the acceleration of such indebtedness prior to its stated maturity; (vi) failure by the Company or any of its restricted subsidiary to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee; (viii) any security document ceases to be in full force and effect in all material respects or ceases to give the collateral agent the rights, powers and privileges purported to be created therein with respect to any collateral having a fair market value in excess of $1 million or the Company or any of the Guarantors contest the effectiveness, validity or enforceability of any of the security documents; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, certain restricted subsidiaries or certain groups of restricted subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing is a summary of the terms of the Indenture and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1.

Registration Rights Agreements

Notes

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser, dated July 12, 2011. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use their reasonable best efforts to cause a registration statement with respect to this exchange to be declared effective under the Securities Act within 90 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing is a summary of the terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2.

Common Stock

In connection with the issuance and sale of the Shares, the Company entered into a registration rights agreement (the “Equity Registration Rights Agreement”) with the purchasers of the Shares, dated July 12, 2011.  Pursuant to the Equity Registration Rights Agreement, the holders of a majority of the Shares will have a demand registration right pursuant to which the Company may be required to file with the Securities and Exchange Commission one or more registration statements covering the resale of the Shares.  Additionally, the Equity Registration Rights Agreement provides “piggyback” registration rights to the holders of the Shares pursuant to which the holders are entitled to notice of the filing of certain registration statements by the Company and inclusion of some or all of the Shares in any such registration statements.

The foregoing is a summary of the terms of the Equity Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Equity Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3.

Item 1.02

Termination of a Material Definitive Agreement.

On July 12, 2011, the Company repaid in full all of its outstanding indebtedness to Wayzata with a portion of the proceeds from the sale of Notes and Shares. Following the repayments, the First Amendment to Amended and Restated Credit Agreement, dated May 14, 2010, between the Company and Wayzata was terminated and the Amended and Restated Credit Agreement, dated May 14, 2010, between the Company and Wayzata was also terminated.  Further, the Warrant to purchase 2,000,000 shares issued to Wayzata, dated May 14, 2010, was cancelled in connection with the repayment of the indebtedness to Wayzata.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and Notes included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02

Unregistered Sale of Equity Securities.

The information relating to the Securities Purchase Agreement in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01

Other Events.

The Company issued a press release announcing the closing of the transactions described in Item 1.01 on July 13, 2011, which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:

4.1	Indenture Agreement, dated July 12, 2011, by and among Saratoga Resources, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Registration Rights Agreement, dated July 12, 2011, by and among Saratoga Resources, Inc., the guarantors named therein, and Imperial Capital, LLC
4.3	Form of Registration Rights Agreement, dated July 12, 2011, by and among Saratoga Resources and purchasers of common stock
10.1	Form of Securities Purchase Agreement, dated July 11, 2011, by and among Saratoga Resources, Inc. and various purchasers of common stock
10.2	Form of Securities Purchase Agreement, dated July 11, 2011, by and among Saratoga Resources, Inc. and various purchasers of common stock
10.3	Investor Rights Agreement, dated July 12, 2011
99.1	Press release, dated July 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: July 14, 2011	By:	/s/ Edward Hebert
Edward Hebert
Vice President – Finance

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